EXECUTION VERSION


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                                DATED 3 May 2002





                                     Between





                               SHELL CAPITAL INC.


                                 (the "Seller")



                                       and





                     CENTRAL ASIAN INDUSTRIAL HOLDINGS N.V.


                                  (the "Buyer")






                   ------------------------------------------


                           SALE AND PURCHASE AGREEMENT


                               relating to debt in
                            Chaparral Resources, Inc.


                   ------------------------------------------











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                                  White & Case
                                  7-11 Moorgate
                                 London EC3R 6HH

                              Tel No. 020 7600 7300
                              Fax No. 020 7600 7030

     THIS SALE AND PURCHASE AGREEMENT is dated 3 May 2002 between:

(1)  SHELL CAPITAL INC., (the "Seller"); and

(2)  CENTRAL ASIAN INDUSTRIAL HOLDINGS N.V., (the "Buyer").


WHEREAS the Seller wishes to sell the Transferred Assets and the Buyer wishes to buy the Transferred Assets and assume the Transferred Obligations.


IT IS AGREED:

1.   INTERPRETATION

1.1  Definitions

     Terms defined in the Loan Agreement (as defined below) and not otherwise defined in this Agreement shall have the same meanings when used in this Agreement and the following expressions shall have the following meanings:

     "Accrued Interest" means the aggregate amount of outstanding interest accrued and payable in respect of the Loans;

     "Agent's Expenses" means any costs, liabilities, losses, claims, damages and expenses incurred by the Facility Agent for which the Facility Agent has recourse under the Finance Documents to the Seller and/or the Buyer to the extent such recourse is attributable to the Transferred Assets and/or Transferred Obligations;

     "Borrower" means Chaparral Resources, Inc.;

     "Business Day" means a day (other than a Saturday or Sunday) on which banks in London and New York are open for a full range of banking business;

     "CAP(G)" means Central Asian Petroleum (Guernsey) Limited;

     "CAP(G) Preference Share" means the "B" preference share with nominal value of $1 in the capital of Central Asian Petroleum (Guernsey) Limited;

     "Completion" shall have the meaning given to such item in Clause 3.1;

     "Completion Date" means (i) 7 May 2002, or (ii) if either party so elects, 10 May 2002 or (iii) such other date as the parties may agree, but in any event no later than 31 May 2002, and in any case, provided that on such date each of the conditions set out in Clause 2.4 have been satisfied;

     "Consideration" means the amount payable for the Transferred Assets set out in the Pricing Letter;

     "Disclosure Letter" means the letter dated 3 May 2002 from the Seller to the Buyer;

     "Distribution(s)" means any payment(s) from the Borrower of principal, interest, fees, commissions, dividends or other amounts or property deriving from the Transferred Assets, excluding, however, the Partial Repayment Amount;

     "Dollars" means the lawful currency of the United States of America for the time being;

     "Equity Transaction Completion Date" means the earlier of:

     (i) the date which is six (6) months after the date of this Agreement;  and

     (ii) the date on which the Buyer has acquired and owns shares in the Borrower comprising 50% or more of the voting shares of the Borrower;

     "Facility Agent" means Shell Capital Services Limited or any successor Facility Agent appointed in accordance with the Loan Agreement from time to time;

     "Finance Documents" shall have the meaning given to such term under the Loan Agreement;

     "Governmental Authority" means any international, national, regional, local
     or   other   governmental   or   quasi-governmental    agency,   authority,
     administration or regulatory body, arbitrator, court or other tribunal;

     "Guernsey Liquidation" means the winding-up proceedings pending in the Royal Court of Guernsey (Ordinary Division) between Shell Capital Services Limited as applicant and Central Asian Petroleum (Guernsey) Limited as debtor;

     "Insolvency Proceedings" means receivership, administrative receivership, administration, liquidation (including provisional liquidation), corporate voluntary arrangements, winding-up, dissolution or any insolvency procedure or any other procedure under any law of any jurisdiction of, or having, a similar or analogous nature or effect;

     "Interest Rate" means, with regard to any unpaid sum, the one-month rate (or, if shorter, the rate for the relevant default period) appearing for the relevant currency and amount on the Telerate Service page 3750 at or about 11.00 a.m. London time on the first day payment is due;

     "Kazkommertsbank" means OJSC Kazkommertsbank;

     "KKM" means Closed Type JSC Karakudukmunay;

     "KKM Registrar" means the registrar which maintains the register of shareholders of KKM;

     "KKM Secured Shares" means the shares comprising 50% of the total number of voting shares of KKM which are owned by CAP(G) and pledged to the Security Trustee under the KKM Pledge Agreement;

     "Loan Agreement" means the loan agreement dated 1 November 1999 (as amended by a supplemental agreement dated 10 February 2000 and as amended further by an amendment agreement dated 31 May 2001) between Chaparral Resources, Inc. as borrower, Central Asian Petroleum (Guernsey) Limited, Closed Type JSC Karakudukmunay and Central Asian Petroleum, Inc. as co-obligors, Shell Capital Services Limited as arranger, facility agent and modeller and the Lenders named therein;

     "Loans" means all of the Loans made by the Seller under and as defined in the Loan Agreement in the amount set out in Part 1 of Schedule 1;

     "Maximum Liability Amount" means US$ 2,450,000;

     "Mutual Release Agreement" means the mutual release agreement to be entered into on or around the date hereof between the Borrower, the Co-Obligors, Shell Capital Inc., Shell Capital Services Limited and Shell Capital Limited in the form set out in Schedule 2;

     "Obligors" shall have the meaning given to such term under the Loan Agreement;

     "Operative Documents" means this Agreement, the Transfer Certificate and the Pricing Letter;

     "Partial Repayment Amount" has the meaning set out in Clause 2.4;

     "Pricing Letter" means the letter from the Buyer to the Seller expressed to be the Pricing Letter setting out the Consideration;

     "Refinancing Loan" has the meaning set out in Clause 2.4;

     "Rights" means all present or future rights, titles, interests, claims and entitlements;

     "Security Interest" shall have the meaning given to such term under the Loan Agreement;

     "Third Party Rights" means any Rights the Seller may have against any third party which are attributable to the Transferred Assets and/or the Transferred Obligations and excluding therefrom the Transferred Assets themselves;

     "Transfer" means the transfer, sale and assignment set out in Clause 2.1;

     "Transfer Certificate" means a transfer certificate substantially in the form of Part 2 of Schedule 1;

     "Transfer Fee" means the transfer fee provided for in Clause 27.8 of the Loan Agreement;

     "Transferred Assets" means the Loans and Accrued Interest, together with all the Seller's Rights (a) against the Obligors, (b) under any security or collateral arrangement (in either case to the extent such Rights are attributable to the Loans), (c) to the benefit of the Finance Documents and
     (d) in any Insolvency Proceedings of the Borrower or any other Obligor;

     "Transferred   Obligations"   means  all  present  and  future  obligations
     expressed to be assumed by the Seller under the Loan Agreement and which are attributable to the Transferred Assets;

     "UK Lawsuit" means the proceedings in the High Court of Justice, Queen's Bench Division, Commercial Court, designated Claim No. 2002 Folio 39, between Shell Capital Services Limited as claimant and the Borrower as defendant;

     "Warrant Agreement" means the warrant agreement dated 8 February 2000 (as amended and restated on 18 April 2001) between the Borrower as issuer and Shell Capital Limited, pursuant to which the Borrower granted to Shell Capital Limited the Warrants; and

     "Warrants" means the warrants to purchase 1,785,455 shares of common stock, par value $0.0001 per share of Chaparral Resources, Inc. granted to Shell Capital Limited under the Warrant Agreement.

1.2  In this Agreement, save as otherwise expressly provided:

     (a) this Agreement shall be construed as including each separate or independent stipulation or agreement herein contained;

     (b) references to this Agreement or any other document, statute or regulation shall be references to the same as amended, varied, supplemented, replaced and restated in any manner from time to time;

     (c)  references   to   persons   shall   include   bodies   corporate   and
          unincorporated   associations,   partnerships  and  individuals,   and
          references to the singular shall include the plural and vice versa;

     (d) references to Clauses or the Schedule are to clauses of, and the schedule to this Agreement. References to this Agreement shall, unless otherwise expressly stated, include references to Schedule 2 and the Pricing Letter;

     (e) the words "including" and "in particular" shall not be construed as limiting the generality of any foregoing words;

     (f) headings are inserted for convenience only and shall not affect the interpretation of any of the provisions of this Agreement; and

     (g) where the context admits, "Seller" and "Buyer" shall include their respective successors in title and permitted assigns and transferees; and reference to the "parties" shall be a reference to the Seller and the Buyer and "party" shall mean either of them.

1.3 A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

2.   SALE AND PURCHASE

     Subject to the terms and conditions of this Agreement:

2.1  The Seller agrees:

     (a) to novate in favour of the Buyer on the Completion Date the Loans, together with such other Transferred Assets, Transferred Obligations and Third Party

          Rights as shall be capable of being novated pursuant to the Transfer Certificate;

     (b)  to  the  extent  that  any  of  the  Transferred  Assets,  Transferred
          Obligations and Third Party Rights are not effectively novated pursuant to Clause 2.1(a), to assign them to the Buyer with effect from the Completion Date;

     (c) to the extent that any prior consents are required to be obtained by the Seller under the terms of the Finance Documents to effect the transactions contemplated by the Transfer, the Seller agrees to provide reasonable co-operation with the Buyer and to use its reasonable endeavours to obtain any such consents;

     (d)  as soon as is reasonably practicable following Completion to:

          (i) file at the Royal Court of Guernsey with the consent of Counsel for CAP(G) a notice withdrawing the winding-up proceedings commenced in Guernsey; and

          (ii) file at the High Court of Justice in London and serve on the Borrower a notice of discontinuance pursuant to Part 38 of the Civil Procedure Rules 1998, discontinuing the UK Lawsuit,

          in each case, on the basis that neither party to such proceedings will seek an order for costs; and

     (e) that the Partial Repayment Amount (as defined below) actually received by the Seller shall be applied by it in or towards discharge of the Borrower's obligations under the Loan Agreement in the following order:

          (i) the first $27,150,000, in or towards discharge of the principal of the Loans; and

          (ii) the remainder, in or towards discharge of any interest accruing on the Loans (including default interest).

2.2  The Buyer:

     (a) accepts the transfer of the Transferred Assets, the Transferred Obligations and the Third Party Rights on the Completion Date; and

     (b) agrees to pay the Consideration to the Seller on the Completion Date in Dollars in immediately available funds.

2.3 The parties acknowledge and agree that no Transfer Fee shall be payable to the Facility Agent in connection with the transactions contemplated by this Agreement.

2.4 The Seller's obligations under Clause 2.1 and the Buyer's obligations under Clause 2.2 shall be conditional upon:

     (a) the Buyer confirming to the Seller that the documents and other evidence set out in section 1 of Part 3 of Schedule 1 are in form and substance satisfactory to the Buyer; and

     (b) the Buyer confirming to the Seller that arrangements satisfactory to the Buyer have been entered into between KKM and Kazkommertsbank whereby:

          (i) Kazkommertsbank will by way of a loan (the "Refinancing Loan") refinance US$28,000,000 of KKM's existing indebtedness to CAP(G), to be used by CAP(G) to refinance the same amount of CAP(G)'s existing indebtedness to the Borrower, such that on or before Completion, the Borrower will, with the proceeds of the Refinancing Loan, be able to discharge (by payment to the Seller) US$28,000,000 (the "Partial Repayment Amount") of Loans owing to the Seller under the Loan Agreement;

          (ii) all conditions precedent relating to the provision of the Refinancing Loan are satisfied or waived;

          (iii)all necessary waivers, consents and releases by all relevant parties in connection therewith are granted;

          (iv) the Refinancing Loan is made; and

          (v) an amount of the Loans owing by the Borrower under the Loan Agreement equal to the Partial Repayment Amount having been or being discharged on or prior to the Completion Date; and

     (c) the Seller applying an amount of $28,000,000 received from the Borrower towards satisfaction of amounts owing to it under the Loan Agreement.

2.5  The Seller notifies the Buyer and the Buyer  acknowledges  that,  following
     Completion:

     (a) the Seller shall have no obligation to repurchase the Transferred Assets, the Transferred Obligations and/or the Third Party Rights from the Buyer;

     (b) save to the extent that the Seller is liable for any loss, liability or expense as a result of its breach of any agreement, undertaking, representation or warranty in this Agreement, the Seller shall not be responsible for or required to reimburse the Buyer for any loss, liability or expense it may suffer in connection with the Transferred Assets, the Transferred Obligations and/or the Third Party Rights; and

     (c) any rescheduling or renegotiation of the Transferred Assets, the Transferred Obligations and/or the Third Party Rights shall be for the account of the Buyer.

3.   COMPLETION

3.1  Consummation   of  the   transactions   contemplated   in  this   Agreement
     ("Completion") shall take place at 5.00 p.m. (London time) at the offices of Baker & McKenzie in London on the Completion Date.

3.2  Subject to the terms and conditions of this Agreement, at Completion:

     (a)  the Seller shall:

          (i) deliver to the Buyer originals or duly certified copies (as the case may be) of the documents and other evidence set out in section 1 of Part 3 of Schedule 1, all in form and substance satisfactory to the Buyer;

          (ii) procure that Shell Capital Services Limited shall notify the KKM Registrar of the termination of the KKM Pledge Agreement and instruct the KKM Registrar (with a copy of such instruction to the Buyer) to release the KKM Secured Shares forthwith; and

          (iii)execute and deliver to the Buyer three copies of the Transfer Certificate;

     (b)  the Buyer shall:

          (i) deliver to the Seller originals or duly certified copies of the documents set out in section 2 of Part 3 of Schedule 1;

          (ii) promptly upon receipt, itself execute each Transfer Certificate delivered to it by the Seller and deliver the same to the Facility Agent; and

          (iii)pay the Consideration to the Seller on the Completion Date in Dollars in immediately available funds, such payment to be increased (if necessary) to the amount which, after any deduction or withholding for or on account of any tax, is equal to the full amount of the Consideration which the Seller would have received had no such deduction or withholding been required from or in respect of such payment.

3.3 If any of the provisions of Clause 3.2 have not been complied with or satisfied on the Completion Date, the parties may agree to:

     (a) defer Completion and to extend the Completion Date to such other date as may be agreed (and so that the provisions of Clauses 3.2 and 3.3 shall apply to Completion as so deferred); or

     (b)  terminate and cancel this Agreement.

4.   APPORTIONMENT

4.1 The Seller shall be entitled to receive and retain for its own account the amount of any Partial Repayment Amount paid by the Borrower.

4.2 Subject to Clause 4.1, any Distribution received by the Seller on or after the date of this Agreement shall be held by the Seller (for itself and for the Buyer) to be applied as follows:

     (a)  if Completion  occurs, by payment to the Buyer on the Completion Date;
          and

     (b)  if Completion does not occur, by payment to the Seller.

4.3 If either party (the "Payer") receives payment of any amount which, pursuant to Clauses 4.1 or 4.2, is for the account of the other (the "Payee"), it shall:

     (a) where such payment is in cash, promptly pay an equal amount to the Payee. In any event, payment by the Payer shall be made within two Business Days of the date on which it receives the relevant amount. Overdue payments shall bear interest at the Interest Rate for the period from (and including) the date of receipt by the Payer to (but excluding) the date of payment to the Payee; or

     (b) where such payment is not in cash, hold it as nominee for the Payee and, as soon as possible at the Payee's expense, have it registered in the name of the Payee (or such other name or names as the Payee may reasonably and lawfully direct) and until it does so, account to the Payee for the full economic benefit of such amount.

4.4 The parties hereby agree and acknowledge that (a) any Agent's Expenses payable prior to the Completion Date shall be for the account of and be borne by the Seller and (b) any Agent's Expenses payable at any time after the Completion Date shall be for the account of and be borne by the Buyer.

5.   INDEPENDENT INVESTIGATION

5.1  The Buyer acknowledges that:

     (a) it has made its own independent investigation as to all matters relevant to the Transfer, including (without limitation) (i) the creditworthiness of the Obligors and any other party to the Finance Documents and (ii) the terms of the Finance Documents and the rights, obligations and transactions contemplated by the Finance Documents; and

     (b) save as set out in Clause 6, the Seller assumes no responsibility with respect to any matter relevant to the Transfer including (i) the performance by any party to any Finance Documents of its obligations thereunder, (ii) the financial condition or creditworthiness of any party to the Finance Documents, (iii) the effectiveness, validity, legality, due execution or enforceability of any Finance Documents or
          (iv) the need for or validity of any consent under the Finance Documents in relation to the Transfer.

5.2 Each of the parties acknowledges that the other may possess material information not known to it including, without limitation, (a) information received from or on behalf of the Obligors, or (b) information received from advisers. Each agrees that the other shall have no liability with respect to the non-disclosure of any such information except to the extent that such information renders inaccurate an express representation or warranty hereunder made by the person possessing such information.

5.3 Notwithstanding the foregoing, should the Buyer require any further information or documents for the purposes of any enforcement proceedings arising in connection with the Loan Agreement in the United States of America, the United Kingdom or in Guernsey, the Seller shall and shall procure that Shell Capital Services Limited shall cooperate with the Seller in providing to the Buyer such further information and documents as the Buyer may reasonably request and as may be in Shell Capital Services Limited's possession (and the disclosure of which is not unlawful, in breach of any confidentiality undertaking or otherwise actionable at the instance of any person), provided that the Seller and Shell Capital Services Limited shall be under no obligation under this Clause 5.3 unless and until it has received such security or indemnification as it may reasonably require (whether by payment in advance or otherwise) for all reasonable costs, claims, losses, expenses (including reasonable legal fees, travel expenses and compensation for management time) and liabilities together with any VAT thereon which it will or may expend or incur in complying with any such request.

6.   REPRESENTATIONS AND WARRANTIES

6.1 Each of the parties acknowledges that, except as provided in Clauses 6.2 and 6.3, no representation and warranty has been made to it by the other. Liability for any breach of any representation and warranty by any party in this Clause 6 shall survive the occurrence of the Transfer, provided that the Buyer acknowledges that the Seller shall have no liability whatsoever for any claim in respect of the representation and warranty in Clause 6.2(b) that is brought by the Buyer after the Equity Transaction Completion Date.

6.2 The Seller as of the date of this Agreement and the Completion Date represents and warrants to the Buyer that:

     (a) it is the sole legal and beneficial owner of the Transferred Assets and Transferred Obligations, free and clear of any Security Interest, other than in respect of any Security Interest under or pursuant to the Security Documents held by and in the name of the Security Trustee in respect of which it is the beneficial owner;

     (b) the Loan Agreement is valid and enforceable in accordance with its terms, and at the time it was entered into, each Obligor had due capacity, power and authority to enter into and exercise and perform its rights and obligations thereunder, subject as to enforceability, to applicable bankruptcy, insolvency, reorganisation or similar laws affecting the rights of creditors generally, to general equitable principles, to claims becoming barred under the Limitation Act, and to judicial discretions with respect to the exercise of jurisdiction, the enforcement of costs or currency indemnities, the awarding of post-judgment interest and the giving of judgment in a foreign currency;

     (c) no Events of Default have been declared under the Loan Agreement other than the Events of Default described in the notices sent by the Facility Agent to the Borrower and CAP-G on 30 October 2001, on 14 January 2002 and on 23 April 2002;

     (d) no additional amounts (other than the Loans) have been advanced or agreed to be advanced to the Borrower or any Co-Obligor under the Facilities;

     (e) no security or guarantees have been granted to the Finance Parties other than the Security Interests and guarantees as set forth in the Security Documents and the Loan Agreement and as may be constituted by the CAP(G) Preference Share and the Warrants;

     (f) it is a sophisticated institution with respect to the Transferred Assets and the Transferred Obligations and has adequate information (including information that is available for public inspection) concerning the business and financial condition of the Obligors to make an informed decision regarding the Transfer and has independently and (except for the Buyer's representations and warranties as set out in Clause 6.3, on which it has relied in entering into this Agreement) without reliance on the Buyer, based on such information as it deems appropriate, made its own decision to enter into this Agreement;

     (g) the Operative Documents are its legal, valid and binding obligations, enforceable against it in accordance with their terms subject, as to enforceability, to applicable bankruptcy, insolvency, reorganisation or similar laws affecting the rights of creditors generally, to general equitable principles, to claims becoming barred under the Limitation Acts and to claims becoming subject to the defences of set-off or counterclaim;

     (h) it is a corporation duly organised or incorporated under the laws of the State of Delaware and has full power and authority to take, has fully authorised to be taken, and has taken, all action necessary to execute and deliver the Operative Documents and to fulfil its obligations thereunder, and has obtained all corporate consents and approvals necessary to its execution, delivery and performance of the Operative Documents. None of the execution, delivery and performance of the Operative Documents nor the sale, assignment and transfer of the Transferred Assets and the Transferred Obligations to the Buyer, has resulted, or will result, in a breach of any provision of, or constitute a default (or an event which with or without notice and/or lapse of time would constitute a default) under, the Seller's constitutional documents or by-laws, or any material agreement or material instrument to which the Seller is a party or by which it is bound, or any statute, order, rule or regulation of any Governmental Authority. No registration with, or consent or approval of, or any other action by, any Governmental Authority is required in connection with the execution, delivery and performance of the Operative Documents by the Seller or its sale and transfer of the Transferred Assets and the Transferred Obligations; and

     (i) true and accurate copies of the Finance Documents have been made available to the Buyer together with all amendments, restatements and/or supplements thereto to which the Seller is a party.

6.3 The Buyer as of the date of this Agreement and the Completion Date hereby represents and warrants to the Seller that:

     (a) it is a sophisticated institution with respect to the Transferred Assets and the Transferred Obligations and has adequate information (including information that is available for public inspection) concerning the business and financial condition of the Obligors to make an informed decision regarding the Transfer and has independently and (except for the Seller's representations and warranties as set out in Clause 6.2, on which it has relied in entering into this Agreement) without reliance on the Seller, based on such information as it deems appropriate, made its own decision to enter into this Agreement;

     (b) the Operative Documents are its legal, valid and binding obligations, enforceable against it in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganisation or similar laws affecting the rights of creditors generally, to general equitable principles, claims becoming barred under the Limitation Acts and to claims becoming subject to the defences of set-off or counterclaim;

     (c) it is duly organised and existing under the laws of The Netherlands Antilles and has full power and authority to take, has duly authorised to be taken, and has taken, all corporate action necessary to execute and deliver, and to fulfil its obligations under, the Operative
          Documents, and has obtained all corporate consents and approvals necessary to its execution, delivery and performance of the Operative Documents. None of the execution, delivery and performance of the Operative Documents nor the purchase of the Transferred Assets and the Transferred Obligations has resulted, or will result, in a breach of any provision of, or constitute a default (or an event which with or without notice and/or lapse of time would constitute a default) under the Buyer's constitutional documents or by-laws, or any material agreement or material instrument to which the Buyer is a party or by which it is bound, or any statute, order, rule or regulation of any Governmental Authority. No registration with, or consent or approval of, or any other action by, any Governmental Authority is required in connection with the execution, delivery and performance of the Operative Documents by the Buyer or its purchase of the Transferred Assets and the Transferred Obligations; and

     (d)  it  has  received  a  copy  of  the   Disclosure   Letter  and  hereby
          acknowledges and agrees (i) that it is aware of the events and circumstances disclosed to it by the Seller in the Disclosure Letter and (ii) that the Seller shall assume no responsibility with respect to the matters disclosed in the Disclosure Letter.

7.   INDEMNITIES

7.1 Subject to Clause 7.3, the Buyer agrees fully to indemnify and hold harmless the Seller for and against any and all liabilities, losses, reasonable costs or expenses of any kind arising at any time after the Completion Date and which may be imposed on or incurred by the Seller as a result of any third party's Rights which are attributable to the Transferred Assets and/or Transferred Obligations except as a result of any act or omission of the Seller or any Finance Party prior to the Completion Date.

7.2 Subject to Clause 7.3, the Seller agrees fully to indemnify and hold harmless the Buyer for and against any and all losses and damages incurred by the Buyer in the event that any of the representations and warranties set out in Clause 6.2 are or (as the case may be) prove to have been untrue or misleading in any material respect when made, including all reasonable costs and expenses incurred by the Buyer as a result, provided that the Seller's liability under or pursuant to this Clause 7.2 in respect of any breach of or misrepresentation under Clause 6.2(b) shall at no time exceed in aggregate the Maximum Liability Amount.

7.3 Notwithstanding any other provision of this Clause 7 or of this Agreement, neither the Seller nor the Buyer shall, with respect to the other party and under or in connection with this Agreement:

     (a) have any liability for or in respect of any loss, damage, cost, expense or financial harm of whatever kind or nature, however caused and whether or not foreseeable at the date of this Agreement, that is of an indirect or consequential nature and/or constitutes or arises from any loss of use of machinery or property, loss of production or loss of profit; or

     (b) claim or seek any judgment for or award of exemplary or punitive damages.

8.   EXPENSES

     The parties agree that each shall bear its own expenses in connection with this Agreement and the transactions contemplated by it.

9.   NOTICES AND COPY DOCUMENTS

9.1 The Seller shall promptly forward to the Buyer any notice, documents or other information relating to the Transferred Assets and/or the Transferred Obligations which it receives after the date of this Agreement.

9.2 All notices and other communications to be sent by one party to this Agreement to the other shall be sent by mail, courier or facsimile to the address specified for such party in Part 4 of Schedule 1, or to such other address as a party may specify to the other by 10 Business Days' prior written notice. Notice sent by mail shall be effective when received by the recipient. Notices sent by facsimile shall be effective when the sending facsimile shall have confirmed transmission. All other notices shall be effective on delivery.

10.  PAYMENTS

10.1 All payments to be made hereunder shall be made without set-off, counterclaim, deduction or withholding to the account described in Part 5 of Schedule 1 (or to such other account as the recipient shall have notified the payer in writing), provided that the payer shall be entitled to make such deductions or withholdings as it shall be obliged to make by law or regulation.

10.2 All payments hereunder shall be made in Dollars.

10.3 Overdue payments shall bear interest (before as well as after judgment) at the Interest Rate for the period from (and including) the due date to (but excluding) the date of payment to the party entitled to receive such payment.

11.  AMENDMENT

     This Agreement may not be modified or amended except by written instrument executed by each of the parties.

12.  SEVERABILITY

     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of the prohibition or unenforceability without either affecting the validity or enforceability of the relevant provision in any other jurisdiction or affecting in any way any other provision of this Agreement.

13.  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

14.  ASSIGNMENT

14.1 This Agreement shall be binding upon, and inure to the benefit of, the Seller and the Buyer and their respective successors and permitted assigns.

14.2 Neither the Seller nor the Buyer may novate, sell, transfer, grant participations in and/or assign all or any part of its rights under this Agreement and the other Operative Documents without the consent of the other, such consent not to be unreasonably withheld or delayed.

15.  ENTIRE AGREEMENT

15.1 The Operative Documents constitute the entire agreement of the parties about its subject matter and any previous agreements, understanding and negotiations on that subject matter cease to have any effect.

15.2 No provision of the Transfer Certificate shall limit the rights or expand the obligations of either party as against the other under this Agreement. As between the Seller and the Buyer, if there is any conflict between this Agreement and the Transfer Certificate, the provisions of this Agreement shall prevail.

16.  ENGLISH LAW AND JURISDICTION

16.1 This Agreement shall be governed by and construed in accordance with the laws of England. Each of the parties irrevocably agrees that the courts of England shall have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement.

16.2 Each of the parties waives (i) any objection which it may at any time have to the bringing of any proceedings in the English Courts and (ii) any claim that any such proceedings have been brought in an inconvenient forum.

16.3 The Buyer agrees that the process by which any suit, action or proceeding is begun may be served on it by being served on it in connection with any suit, action or proceeding in England, on Baker & McKenzie (marked for the attention of the Dispute Resolution Partner/Service of Process) of 100 New Bridge Street, London, EC4V 6JA (Telephone: +44 20 7919 1000; Facsimile:
     +44 20 7919 1999). If such person ceases to be appointed and no other person is appointed within fifteen days, the Seller shall be entitled to appoint such a person by notice to the Buyer. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

16.4 The Seller agrees that the process by which any suit, action or proceeding is begun may be served on it by being served on it in connection with any suit, action or proceeding in England, on Shell International Ltd., for the attention of Shell Corporate Secretary Ltd., Shell Centre, London SE1 7NA. If such person ceases to be appointed and no other person is appointed within fifteen days, the Buyer shall be entitled to appoint such a person by notice to the Seller. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

17.  CONFIDENTIALITY

     The parties agree that they shall not disclose the terms and conditions of this Agreement or the identity of the parties hereto to any person other than:

     (a) to their respective affiliates, respective auditors, advisers, agents or other duly authorised representatives;

     (b) as may be required by applicable law, legal process or duly authorised regulatory authorities;

     (c) to the Facility Agent and/or the Security Trustee and/or the Accounts Bank and/or the Registrar to the extent required under the Finance Documents and this Agreement (including to the extent required to do so in order to exercise any of the rights or remedies afforded to such party under the Finance Documents); and

     (d) with the consent of the Seller, such consent not to be unreasonably withheld or delayed, to any prospective transferee, assignee or sub-participant of the Transferred Assets and/or the Transferred Obligations,

     and that they shall not disclose the amount of the Consideration or the terms of the Pricing Letter to any person whatsoever except as permitted under paragraph (a) and (b) above.


     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the day and year first above written.

                                   SCHEDULE 1

                                     Part 1

                 Transferred Assets and Transferred Obligations



Balance Outstanding as at 3 May 2002:
------------------------------------


                         Senior            Subordinated         Bridge          Agency Fee          Total
                         (US$)                (US$)              (US$)             (US$)             (US$)
------------------- ------------------- ------------------- ----------------- ----------------- ------------------
    Principal         18,000,000.00        6,000,000.00       3,150,000.00           -            27,150,000.00

   Overdue Fee                                                                   24,000.00            24,000.00

   Capitalised              -              7,562,653.00        134,991.85            -             7,697,644.85
     Interest

   Overdue and         2,377,657.71        1,790,272.24        384,169.07         1,803.79         4,553,902.81
 Default Interest

                    ------------------- ------------------- ----------------- ----------------- ------------------

      TOTAL           20,377,657.71       15,352,925.24       3,669,160.93       25,803.79        39,425,547.66
                    ------------------- ------------------- ----------------- ----------------- ------------------


                                     Part 2

                          Form of Transfer Certificate

                                 Loan Agreement

This Transfer Certificate (the "Transfer Certificate") relates to the Loan Agreement (the "Loan Agreement") dated 1 November 1999, as amended by a supplemental agreement dated 10 February 2000 and as further amended by an amending agreement dated 31 May 2001 among Chaparral Resources, Inc. (the "Borrower"), the Co-Obligors (as defined therein), the Arranger (as defined therein), the Modeller (as defined therein), the Lenders (as defined therein) and Shell Capital Services Limited as the Facility Agent. Terms defined in the Loan Agreement are used herein as so defined.


1. We, Shell Capital Inc. (the "Existing Lender") and Central Asian Industrial Holdings N.V. (the "New Lender"), agree to the Existing Lender and the New Lender novating the Existing Lender's entire outstanding Commitment and the Loan and the rights and obligations referred to in the Schedule in accordance with Clause 27.9 (Procedure for Novations) of the Loan Agreement.


2. The Facility Office and address for notices of the New Lender for the purposes of Clause 29.2 (Addresses for Notices) of the Loan Agreement are set out in the Schedule to this Transfer Certificate.


3. The New Lender undertakes to pay the fee required by Clause 27.8 (Payment by New Lender) of the Loan Agreement.


4. This Transfer Certificate is governed by English law.


IN WITNESS WHEREOF, the Existing Lender, the New Lender and the Facility Agent have executed this Transfer Certificate.


Central Asian Industrial Holdings N.V., as New Lender


By:
   ------------------------------------------------
   Name:
   Title:



Shell Capital Inc., as Existing Lender


By:
   ------------------------------------------------
   Name:
   Title:

Shell Capital Services Limited as Facility Agent, on behalf of itself and the other parties to the Loan Agreement other than the Existing Lender

By:
   -----------------------------
   (Authorised Signatory)
    Name:
    Title:

                        SCHEDULE TO TRANSFER CERTIFICATE
                        --------------------------------

1.   Existing Lender's Commitment: nil



2.   Existing Lender's Loans: $[ ]



3.   Portion of Commitment Transferred: nil



4.   Loans Transferred: $[ ]



5.   Date of Transfer: [_] 2002



6.   Amount, if any, payable to Existing Lender by New Lender:

     $[_] for  value  ___________  by  transfer  to  account  no.___________  at
     ___________


Shell Capital Inc.                       Central Asian Industrial Holdings N.V.
as Existing Lender                       as New Lender




By:                                      By:
   -------------------------------           ---------------------------------
   Name:                                     Name:
   Title:                                    Title:



Date:                                    Date:
     -----------------------------             -------------------------------




New Lender's Facility Office           New Lender's notice details:
details:                               Address:
Address:                               Telephone:
Telephone:                             Fax:
Fax:                                   Attention:
Attention:

                                     Part 3


                   Conditions Precedent to the Completion Date


Section 1
---------


The Seller shall provide the following documents and evidence to the Buyer at
Completion:


1.   In relation to the Seller:

     (a)  a certified copy of its constitutional documents; and

     (b) evidence of its authority to enter into and perform its obligations under the Operative Documents.


2.   A duly executed copy of the Mutual Release Agreement.


3. Evidence that Shell Capital Services Limited has resigned as Facility Agent and that the Buyer has been appointed as successor Facility Agent in accordance with Clause 25.10 of the Loan Agreement.


4. Evidence that Shell Capital Services Limited has ceased to be the Modeller under the Loan Agreement and that the Buyer has been appointed and agreed to assume such role under the Loan Agreement.


5. Evidence that Shell Capital Services Limited has ceased to be the Arranger under the Loan Agreement and that the Buyer has been appointed and agreed to assume such role under the Loan Agreement.

6. A certificate or letter from the Borrower acknowledging and confirming the accuracy of the Seller's calculations with respect to the amount of the Borrower's indebtedness under the Loan Agreement.

7. A duly completed stock transfer form in relation to the CAP(G) Preference Share executed by the Seller and naming the Buyer as transferee and the original share certificate representing the CAP(G) Preference Share.

8. Evidence that Shell Capital Limited has executed such document or documents as are necessary under the terms of the Warrant Agreement to effect a transfer of the Warrants to the Buyer.

9. Evidence that the Offtake Agreement, the STASCO Service Agreement and the Technical Service Agreements have been terminated, together with (other than in relation to the Offtake Agreement) all present and future, actual or contingent claims and liabilities thereunder, whether accrued or not.

10. Evidence that Shell Capital Services Limited and the Security Trustee have consented to CAP(G) attending meetings of KKM's shareholders and voting in favour of the Refinancing Loan and related transactions.

11. All irrevocable stock powers or stock transfer forms (as the case may be) over CAP(D) and CAP(G) shares in favour of Shell Capital Services Limited, together with all share certificates in respect of all shares in CAP(D) and CAP(G) which are pledged or charged by way of security pursuant to the CRI-CAP(D) Pledge Agreement, the CRI-CAP(G) Charge over Shares and the CAP(D)-CAP(G) Charge over Shares and any other Security Document.

12. Evidence that the Seller has given notice of the Transfer to the insurer or insurance broker (as applicable) pursuant to the Transport Risk Insurance Policy.


Section 2


The Buyer shall provide the following documents and evidence to the Seller at
Completion:


In relation to the Buyer:

(a)  a certified copy of its constitutional documents; and

(b) evidence of its authority to enter into and perform its obligations under the Operative Documents.

                                     Part 4


                                    Addresses


Seller                                 Buyer

Shell Capital Inc.                     Central Asian Industrial Holdings N.V.
One Shell Plaza                        c/o Kazkommertsbank Representative Office
910 Louisiana                          3rd floor, Broughton House
Suite 5000                             London W1
Houston                                United Kingdom
Texas  77002
United States of America

Attn:    Ed Steele                     Attn:    Ian Connor
Tel:     731 241 6747                  Tel:     +44 20 7494 6060
Fax:     731 241 8549                  Fax:     +44 20 7494 6070

                                     Part 5


                                 Account Details


Seller                                 Buyer

Shell Capital Inc.                     Central Asian Industrial Holdings N.V.

Account Name: Shell Capital Inc.       Account Name:   Central Asian Industrial
                                                       Holdings N.V.
Account No: 323-129110                 Account No:     42.21.62.930
Bank: JP MorganChase, New York         Bank:           ABN AMRO Bank,
                                                       Rotterdam Branch
ABA No:  021000021                     SWIFT Address:  ABNANL2R through ABN
                                                       AMRO Bank, New York, N.Y.
Reference:  Chaparral                  Fed Wire:       ABA N 026009580
                                                       CHIPS ABA N 0958
                                                       SWIFT
                                                       ADDRESS:ABNAUS33

                                   SCHEDULE 2

                        Form of Mutual Release Agreement

                                   SIGNATURES





SHELL CAPITAL INC.

By:







CENTRAL ASIAN INDUSTRIALINDUSTRIAL HOLDINGS N.V.

By: